UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

                                   (646) 443-2380

(Registrant’s telephone number, including area code)

                                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Beginning on March 6, 2015 and through March 11, 2015, Corporate Resource Services, Inc. (the “Company”) has substantially sold or transferred all of its remaining customer relationships that had not been previously notified of a termination of service. Accordingly, at the end of the termination of services period, the Company's ongoing revenues will be minimal, if any.

Item 8.01. Other Events.

In connection with the cessation of sales after the transition service period is completed, the Company will close its remaining production offices and will eliminate selling, general and administrative expenses related to those offices. The cost associated with the elimination of these expenses, which include lease termination expenses and other related costs, cannot be estimated at this time.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2015	Corporate Resource Services, Inc.

By /s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer